Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)
Registration Statement (Form S-4 No. 333-230353) of Arcturus Therapeutics Holdings Inc.,
(2)
Registration Statement (Form S-8 No. 333-232272) pertaining to the Arcturus Therapeutics Holdings Inc. 2019 Omnibus Equity Incentive Plan,
(3)
Registration Statement (Form S-8 No. 333-265925) pertaining to the Arcturus Therapeutics Holdings Inc. 2019 Omnibus Equity Incentive Plan, as amended,
(4)
Registration Statement (Form S-8 No. 333-240397) pertaining to the Arcturus Therapeutics Holdings Inc. Amended and Restated 2019 Omnibus Equity Incentive Plan,
(5)
Registration Statement (Form S-8 No. 333-240392) pertaining to the Arcturus Therapeutics Holdings Inc. 2020 Employee Stock Purchase Plan,
(6)
Registration Statement (Form S-8 No. 333-260391) pertaining to the Arcturus Therapeutics Holdings Inc. 2021 Inducement Equity Incentive Plan,
(7)
Registration Statements (Form S-3 Nos. 333-232281, 333-235475, 333-237703, 333-238139, 333-251175, and 333-269003) of Arcturus Therapeutics Holdings Inc.

of our report dated March 28, 2023, with respect to the consolidated financial statements of Arcturus Therapeutics Holdings Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2022.

/s/ Ernst & Young LLP

San Diego, California

March 28, 2023